SUBLEASE AGREEMENT

             This sublease agreement was entered into on April 6, 1995 between DynCorp, of 2000 Edmund Halley Drive, City of Reston, County of Fairfax, State of Virginia 22091, referred to as lessee, and Cambridge Biotech Corporation of 365 Plantation Street, City of Worcester, State of Massachusetts 01605, referred to as Sublessee.

                                     RECITALS

             The parties recite and declare:

             A. Lessee has leased space in a commercial office and laboratory building.

             B. Sublessee desires to obtain laboratory space in the geographical area in which the building is located.

             C. The parties desire to enter a sublease agreement defining ail rights, duties, and liabilities of the parties.

             In consideration of the mutual covenants contained in this sublease agreement, the parties agree as follows:

                                   SECTION ONE

                             DESCRIPTION OF PREMISES

             A. Lessee has leased space in a building consisting of approximately 11,743 square feet of office and laboratory space in a building located at 1 Taft Court, Rockville, MD 20850, from W.M. Rickman Construction Company, lessor, of 15215 Shady Grove Road, City of Rockville, County of Montgomery, State of Maryland 20850.

             B. Lessee shall demise to Sublessee the 1044 square feet of the building, all located on the 2nd floor, as more fully described in Exhibit A which is attached to and made a part of this sublease agreement.

                                   SECTION TWO

                               PURPOSE OF SUBLEASE

             A. The premises demised under this sublease agreement are to be used by Sublessee in the conduct of the business of laboratory work, and all tasks related to such business.

             B. Sublessee shall not use the demised premises for any illegal, immoral, or ultrahazardous activity, whether within or outside the scope of the business of Sublessee.




                                  SECTION THREE

                                 TERM OF SUBLEASE

             A. The term of this sublease agreement shall be for an initial period of 5 (five) years, commencing on April 1, 1995, and terminating on March 31, 2000, unless earlier terminated by breach of the terms and conditions of this sublease agreement or as provided in Sections Seven or Sixteen, or Three (C) below.

             B. Lessor concurs that Sublessee may remain in possession of the demised premises for the full term of this sublease agreement, despite any change that may occur in the status of lessee or the lease agreement between lessee and lessor.

             C.   Sublease may terminate this lease upon at least ninety
        (90) days prior written notice to be effective no earlier than October 1, 1995.

                                   SECTION FOUR

                                       RENT

             Sublessee shall pay to lessee as basic rent two thousand and one Dollars ($2001.00) per month, on the 1st day of each month, commencing on 1 April, 1995, and continuing each month thereafter during the term of this sublease agreement. Sublessee shall pay all other sums due as additional rental under the provisions of this sublease agreement on the basic rental payment due date first occurring after the additional rental payment arises.

             The minimum rent shall be adjusted at the end of each year during the term hereof by a 3% increase over the rent then being paid. There also shall be no additional pass-throughs of increases in operating expenses except as specifically referenced herein.

                                   SECTION FIVE

                              SERVICES AND UTILITIES

             Lessee shall furnish all water and sewer and electrical services to Sublessee at the expense of lessee. All other utilities required by Sublessee on the demised premises including telephone services shall be obtained by and at the expense of Sublessee. Sublessee shall also obtain and pay the expense of all janitorial services required on the demised premises.

                                   SECTION SIX

                           ACCIDENTAL DAMAGE OR INJURY

             Lessor and lessee shall not be liable for any damage to property or any injury to persons, sustained by Sublessee or

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        others, caused by conditions or activities on the demised
        premises. Sublessee shall indemnify lessor and lessee against any and all claims arising therefrom and shall carry liability insurance insuring lessee, Sublessee, and lessor against any claims in amounts to be approved by lessor.

                                  SECTION SEVEN

                            CASUALTY DAMAGE OR INJURY

             If the demised premises shall be destroyed or damaged by any acts of war, the elements, including earthquake, or fire, to such an extent as to render the demised premises untenantable in whole or in substantial part, lessor has the option of rebuilding or repairing the demised premises by giving notice to that effect to lessee within 90 (ninety) days after the occurrence of any damage of the intent of lessor to rebuild or repair the demised premises or the part so damaged. If lessor elects to rebuild or repair the demised premises and does so without unnecessary delay, Sublessee shall be bound by this sublease agreement, except that during the period of repair the rent of the demised premises shall be abated in the same proportion that the part of the demised premises rendered unfit for occupancy by Sublessee shall bear to the whole of the subleased premises. If lessor fails to give notice of the intent to repair, Sublessee shall have the right to declare this sublease agreement terminated.

                                  SECTION EIGHT

                     COMPLIANCE WITH ORIGINAL LEASE AND LAWS

             A. Sublessee shall not cause or allow any undue waste on the demised premises and shall comply with all applicable laws and ordinances respecting the use and occupancy of the demised premises relating to matters not covered elsewhere in this sublease agreement, provided that Sublessee shall not be required to make any alterations, additions, or improvements to the demised premises in order to conform with this sublease agreement.

                                   SECTION NINE

                                     REPAIRS

             Subject to the obligations of lessor under Section 9 of the original lease agreement, lessee, unless specified to the contrary in this sublease agreement, shall maintain the demised premises in good repair and tenantable condition during the continuance of this sublease agreement, except in case of damage arising from acts or negligence of Sublessee or the agents of Sublessee.




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                                   SECTION TEN

                     ALTERATIONS, ADDITIONS, OR IMPROVEMENTS

             A. Sublessee shall not make any alterations, additions, or improvements on or to the demised premises without first obtaining the written consent of lessee. All alterations, additions, and improvements that shall be made shall be at the sole expense of Sublessee and shall become the property of lessee and shall remain on and be surrendered with the demised premises as a part thereof at the termination of this sublease agreement without disturbance, molestation, or injury.

             B.   Nothing contained in this section shall prevent
        Sublessee from removing all office machines, equipment, and trade fixtures customarily used in the business of Sublessee.

                                  SECTION ELEVEN

                                      LIENS

             Sublessee shall keep the demised premises free and clear of all liens arising out of any work performed, materials finished, or obligations incurred by Sublessee.

                                  SECTION TWELVE

                                ACCESS TO PREMISES

             Sublessee shall allow lessor or lessee or the agents or employees of either the free access to the demised premises at all reasonable times for the purpose of inspecting or of making repairs, additions, or alterations to the demised premises or any property owned by or under the control of either party.

                                 SECTION THIRTEEN

                                  ADVERTISEMENTS

             All signs or symbols placed in the windows or doors of the demised premises, or on any exterior part of the building by Sublessee, shall be subject to the approval of lessee. If Sublessee shall place signs or symbols on the exterior of the building or in the windows or doors where they are visible from the street that are not satisfactory to lessee, lessee may immediately demand the removal of the signs or symbols. The refusal by Sublessee to comply with any demand within a period of 72 (seventy-two) hours will constitute a breach of this sublease agreement and entitle lessee immediately to recover possession of the demised premises in the manner provided by law. Any signs so placed on the demised premises shall be so placed on the understanding and agreement that Sublessee shall remove these signs or symbols at the termination of the tenancy created in and by this sublease agreement and repair any damage or injury to the

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        demised premises caused thereby.  If not so removed by Sublessee, then lessee may have the signs or symbols removed at the expense of Sublessee.

                                 SECTION FOURTEEN

                        SALES, ASSIGNMENTS, AND SUBLEASES

             A. Sublessee shall not assign this sublease agreement, or sell or sublet the premises subleased, or any part thereof or interest therein, without the prior, express, and written consent of lessee.

             B. This sublease shall not be assigned by operation of law.

             C. If consent is once given by lessee to the assignment of this sublease agreement or sublease of the demised premises or any interest in this sublease agreement, lessee shall not be barred from subsequently refusing to consent to any further assignment or sublease.

             D. Any attempt to sell, assign, or sublet without the consent of lessee, shall be deemed a default by Sublessee, entitling lessee to reenter pursuant to Section Nineteen if lessee so elects.

                                 SECTION FIFTEEN

                                 QUIET ENJOYMENT

             If Sublessee performs the terms of this sublease agreement, lessee will warrant and defend Sublessee in the enjoyment and peaceful possession of the demised premises during the term of this sublease agreement without any interruption by lessee or lessor or either of them or any person rightfully claiming under either of them.

                                 SECTION SIXTEEN

                                   CONDEMNATION

             A. If the demised premises or any part of the demised premises are appropriated or taken for any public use by virtue of eminent domain or condemnation proceedings, or if by reason of law, ordinance, or by court decree, whether by consent or otherwise, the use of the demised premises by Sublessee for any of the specific purposes referred to in this sublease agreement shall be prohibited, Sublessee shall have the right to terminate this sublease on written notice to lessee, and rental shall be paid only to the time when Sublessee surrenders possession of the demised premises.

             B. In the event of partial appropriation, Sublessee may elect to continue in possession of that part of the demised premises not so appropriated under the same terms and conditions of this sublease agreement, except that in those cases Sublessee shall be entitled to an equitable reduction of the rental payment under this sublease agreement.

             C. Any rental paid in advance beyond the time that the property has been taken from Sublessee shall be returned by lessee to Sublessee on demand.

             D. Sublessee does not waive any right to recover from the condemnation authority for any damage that may be suffered by Sublessee by reason of any condemnation.

                                SECTION SEVENTEEN

                                 OPTION TO RENEW

             Subject to the receipt by lessee of an extension of the original lease agreement for a sufficient duration to include this renewal, at any time before the commencement of the last calendar month of the first term of this sublease agreement, Sublessee is granted the option and privilege of extending and renewing the term of this sublease agreement for an additional five-year period at an annual rental to be agreed on or arbitrated as provided in this sublease agreement.

                                 SECTION EIGHTEEN

                           DEFAULT BY LESSOR OR LESSEE

             If lessor or lessee fails or neglects to perform under the provisions of this sublease agreement or of the original lease between them, then Sublessee may, after reasonable notice in writing of not less than 90 (ninety) days, terminate this sublease agreement.

                                 SECTION NINETEEN

                               DEFAULT OF SUBLESSEE

             A. If any rents reserved, or any part thereof, shall be and remain unpaid when they shall become due, or if Sublessee violates or defaults in any of the provisions of this sublease agreement, then lessee may cancel this sublease agreement by giving the required notice, and reenter the demised premises.

             B. In spite of any reentry, the liability of Sublessee for the rent shall not be extinguished for the balance of the term of this sublease agreement, and Sublessee shall make good to lessee any deficiency arising from a reentry and reletting of the demised premises at a reduced rental.

             C. Sublessee shall pay any deficiency on the first day of each month immediately following the month in which the amount of deficiency is ascertained by lessee.

                                  SECTION TWENTY

                             INSOLVENCY OR BANKRUPTCY

             If Sublessee becomes insolvent, voluntarily or involuntarily bankrupt, or if a receiver, assignee, or other liquidating officer is appointed for the business of Sublessee, then lessee may terminate this sublease agreement at the option of lessee.

                                SECTION TWENTY-ONE

                                 WAIVER OF BREACH

             The waiving of any of the provisions of this sublease agreement by any parry shall be limited to the particular instance involved and shall not be deemed to waive any other rights of the same or any other terms of this sublease agreement.

                                SECTION TWENTY-TWO

                            TERMINATION AND SURRENDER

             A. Sublessee shall surrender the demised premises within 90 (ninety) days from receipt of notice of termination of this sublease agreement, or on the last day of the term of this sublease agreement.

             B. Lessee shall have the right to place and maintain on the demised premises For Rent or For Sale signs during the last 90 (ninety) days of the term of this sublease agreement.

             C. Sublessee shall, at the expiration of this sublease agreement, surrender the keys to the demised premises to lessee.

             D. If Sublessee shall surrender the demised premises at the election of Sublessee, the liability for all duties and obligations required of Sublessee shall continue until the surrender has been accepted by lessee in writing.

                               SECTION TWENTY-THREE

                           REMOVAL OF PERSONAL PROPERTY

             A. Sublessee shall have the right to remove all personal property, trade fixtures, and office equipment, whether attached to the demised premises or not, provided that these items can be removed without serious damage to the building or the demised premises.

             B. All holes or damages to the building or the demised premises caused by removal of any items shall be restored or repaired by Sublessee promptly.

             C. Sublessee shall be entitled to remove any electrical service connections installed by Sublessee that were designed specifically for Sublessee.

             D. If lessee or lessor reenters or retakes possession of the demised premises prior to the normal expiration of this sublease agreement, lessee or lessor shall have the right, but not the obligation, to remove from the demised premises all personal property located therein belonging to Sublessee, and either party may place the property in storage in a public warehouse at the expense and risk of Sublessee.

                               SECTION TWENTY-FOUR

                                   HOLDING OVER

             A. Any holding over at the expiration of this sublease agreement with the consent of lessee shall be on a month-to-month basis, which tenancy may thereafter be terminated as provided by the laws of the State of Maryland.

             B. During any holdover tenancy, Sublessee shall pay 125% of rental on a monthly basis as is in effect at the time of the termination of this sublease agreement and shall be bound by all the terms and conditions of this sublease agreement.

                               SECTION TWENTY-FIVE

                              INTEREST OF SUCCESSORS

             The covenants and agreements of this sublease agreement shall be binding on the successors and assigns of lessee and on the successors and assigns of Sublessee but only to the extent specified in this sublease agreement.

                                SECTION TWENTY-SIX

                                     NOTICES

             Except where otherwise required by statute, all notices given pursuant to the provisions of this sublease agreement may be sent by certified mail, postage prepaid, to the last known mailing address of the party for whom the notice is intended.

                               SECTION TWENTY-SEVEN

                                   ARBITRATION

             If any controversy develops that is to be submitted to arbitration according to the terms of this sublease agreement, it shall be arbitrated in accordance with the arbitration laws of the State of Maryland, as supplemented by the rules then obtaining of the American Arbitration Association. Judgment on any award rendered may be entered in any court having jurisdiction over the parties and the property.

                               SECTION TWENTY-EIGHT

                               COSTS OF LITIGATION

             If any legal action is instituted to enforce this sublease agreement, or any part of this sublease agreement, the prevailing party shall be entitled to recover reasonable attorney fees and court costs from the other party.

                               SECTION TWENTY-NINE

                                      VENUE

             At the option of either party, venue of any action may be established in the County of Montgomery, State of Maryland. Personal service either within or without the State of Maryland shall be sufficient to give that court jurisdiction.

                                  SECTION THIRTY

                             ACKNOWLEDGMENT BY LESSOR

             This sublease agreement is made with the full knowledge and agreement of lessor of the demised premises, and lessor accepts this sublease agreement but retains all rights to disapprove any future sublease between lessee and Sublessee or between lessee and any other party.

                                SECTION THIRTY-ONE

                                  GOVERNING LAW

             It is agreed that this sublease agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Maryland.

                                SECTION THIRTY-TWO

                                PARAGRAPH HEADINGS

             The titles to the paragraphs of this sublease agreement are solely for the convenience of the parties and shall not be used to explain, modify, simplify, or aid in the interpretation of the provisions of this sublease agreement.

                               SECTION THIRTY-THREE

                                   COUNTERPARTS

             This sublease agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.

             In witness whereof, each party to this sublease agreement has caused it to be executed on the year and date first written below.



        Witness                DynCorp


        _________________      ____________________________    ________
                                                               DATE


        Witness                Cambridge Biotech Corp


        _________________      ____________________________    ________
                                                               DATE


        Witness                W.M. Rickman Construction Company


        _________________      ____________________________    ________
                                                               DATE





















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